UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4401 N.W. 124th Avenue Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

12301 N.W. 39th Street Coral Springs, Florida 33065
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 23, 2007, the Board of Directors of CareGuide, Inc. (the “Registrant”) approved the issuance of a warrant (the “Warrant”) to purchase 100,000 shares of the Registrant’s common stock to Michael J. Barber, M.D., one of the Registrant’s directors who became a director on December 8, 2006. The exercise price of the Warrant is $0.55 per share, which is equal to the closing price of the Registrant’s common stock on the Over-the-Counter Bulletin Board on March 23, 2007. The warrant will vest with respect to 25% of the shares on the first anniversary of Dr. Barber’s joining the board of directors and an additional 25% on each anniversary thereafter, such that the warrant will be fully vested on the fourth anniversary, or December 8, 2010, in each case provided that Dr. Barber is continuing as a director of the Registrant as of such date. The Warrant is exercisable in cash or pursuant to the Net Issue Exercise provisions of the Warrant at any time on or before December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

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